UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2010

VERTEX PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS (State or other jurisdiction of incorporation)	000-19319 (Commission File Number)	04-3039129 (IRS Employer Identification No.)

130 Waverly Street

Cambridge, Massachusetts  02139

(Address of principal executive offices) (Zip Code)

(617) 444-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)           On July 9, 2010, Dr. Wayne J. Riley was elected to our board of directors as a Class I Director whose current term will end at our 2011 Annual Meeting of Shareholders.  Our board has determined that Dr. Riley is an independent director as that term is defined by the Securities and Exchange Commission and the Nasdaq Stock Market, Inc.

Dr. Riley is president and chief executive officer of Meharry Medical College, a position he has held since January 2007. In addition, he holds the academic rank of Professor of Internal Medicine at both Meharry and Vanderbilt University Schools of Medicine. From May 2004 to December 2006, Dr. Riley served as a corporate officer and member of the executive management team as vice president and vice dean for health affairs and governmental relations and associate professor of medicine at Baylor College of Medicine,  and assistant chief of medicine at Ben Taub General Hospital, Baylor’s primary adult public hospital teaching affiliate.  He served as assistant dean for education at Baylor College of Medicine from 2000 to 2004.  Dr. Riley is a member of the board of directors of Pinnacle Financial Partners, Inc., a financial services holding firm, where he serves on the Audit and Corporate Governance and Nominating Committees.  Dr. Riley earned a B.A. from Yale University, an M.P.H. in health systems management from the Tulane University School of Public Health and Tropical Medicine, an M.D. from the Morehouse School of Medicine and an MBA from the Jones Graduate School of Business, Rice University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERTEX PHARMACEUTICALS INCORPORATED
(Registrant)

Date: July 13, 2010	/s/ Kenneth S. Boger
Kenneth S. Boger Senior Vice President and General Counsel